EXHIBIT 34.1.1

KPMG LLP
Suite 900
10 South Broadway
St. Louis, MO  63102-1761

Report of Independent Registered Public Accounting Firm

The Board of Directors
CitiMortgage, Inc.:

We have examined management’s assessment, included in the accompanying Management Assessment of Compliance with Applicable Servicing Criteria, that CitiMortgage, Inc. (the Servicer) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB in connection with the servicing of 1) first lien residential mortgage loans except for (a) Freddie Mac, Fannie Mae, and Ginnie Mae residential mortgage loan securitizations unless part of a special bond program and (b) loans held for its own portfolio and 2) student loans issued subsequent to January 1, 2006, in which the Servicer only performs criteria 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(ii); for which the Servicer performs a particular servicing function pursuant to a servicing agreement with a third party utilizing the Citilink system (the Platform), except for servicing criteria 1122(d)(1)(iii), which the Servicer has determined is not applicable to the activities it performs or performed by a subservicer or vendor retained by the Servicer with respect to the Platform, as of and for the year ended December 31, 2007. Management is responsible for the Servicer’s compliance with those servicing criteria. Our responsibility is to express an opinion on management’s assessment about the Servicer’s compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Servicer’s compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Servicer processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Servicer during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Servicer during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer’s compliance with the servicing criteria.

As described in the accompanying Management Assessment of Compliance with Applicable Servicing Criteria, for certain servicing criteria outlined in Exhibit A, the Servicer has engaged various vendors to perform the activities required by these servicing criteria. The Servicer has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Servicer has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, the Servicer has asserted that it has

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policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Servicer is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assessment, and we performed no procedures with respect to the Servicer’s eligibility to apply Interpretation 17.06.

In our opinion, management’s assessment that the Servicer complied with the aforementioned servicing criteria, including certain servicing criteria outlined in Exhibit A in the accompanying Management Assessment of Compliance with Applicable Servicing Criteria, for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2007 is fairly stated, in all material respects.

St. Louis, Missouri
February 22, 2008

[LETTERHEAD OF CITIMORTGAGE, INC.]

Management Assessment of Compliance with Applicable Servicing Criteria

1.
CitiMortgage, Inc. (the “Servicer”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, as set forth in Exhibit A hereto, in connection with the servicing of 1) first lien residential mortgage loans except for (a) Freddie Mac, Fannie Mae, and Ginnie Mae residential mortgage loan securitizations unless part of a special bond program and (b) loans held for its own portfolio and 2) student loans issued subsequent to January 1, 2006, for which the Servicer performs a particular servicing function pursuant to a servicing agreement with a third party, utilizing the Citilink system (the “Platform”) as of and for the year ended December 31, 2007;

2.
The Servicer has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities as of and for the year ended December 31, 2007. As set forth in Exhibit A hereto, the Servicer’s management has determined that these Vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Servicer’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, management has asserted that it has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor. The Servicer’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria;

3.
Except as set forth in paragraph 4 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria as of and for the year ended December 31, 2007;

4.
The criteria listed as Inapplicable Servicing Criteria on Exhibit A hereto are inapplicable to the Servicer based on the activities it performs with respect to asset-backed securities transactions involving the Platform.  For student loan transactions, all of the criteria on Exhibit A are inapplicable to the Servicer, except for 1122(d)(3)(i)(A), 1122(d)(3)(i)(B) and 1122(d)(3)(ii), based on the activities it performs with respect to asset-backed securities transactions involving the Platform;

5.	The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the year ended December 31, 2007;

6.	The Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2007;

7.
The Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of and for the year ended December 31, 2007; and

8.
KPMG LLP, a registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2007.

February 22, 2008

By:      /s/ Herb Gover
Name:      Herb Gover
Title:        Executive Vice President, North American Consumer Asset Operations – Senior Officer in Charge of Servicing

Exhibit A – Citilink Platform

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party[1]	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage[2]
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)
Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		Xi	Xii
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Xiii	Xiv		Xv
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X

1 Check only those criteria which are performed by subservicer(s) or vendor(s) retained by CitiMortgage.

2 Check only those criteria which CitiMortgage does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party[1]	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage[2]
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related mortgage loan documents.	Xvi			Xvii
1122(d)(4)(ii)	Loans and related documents are safeguarded as required by the transaction agreements	Xviii			Xix
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party[1]	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage[2]
1122(d)(4)(iv)
Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.

		Xx	Xxi
1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's loans  (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loan, or such other number of days specified in the transaction agreements.

		Xxii	Xxiii
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		Xxiv	Xxv
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

		Xxvi	Xxvii
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

		Xxviii	Xxix
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party[1]	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage[2]
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Footnotes to Exhibit A Servicing Criteria

i The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity.

ii The vendor performs only the lockbox function for criterion 1122(d)(2)(i).

iii The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors.

iv Under criterion 1122(d)(2)(ii), in specific, limited instances the tax and insurance monitoring vendors make disbursements on behalf of an obligor.

v The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.

vi The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.

vii The vendor performs the custodian function.

viii The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.

ix The vendor performs the custodian function.

x The servicer performs all of the criterion 1122(d)(4)(iv) except for the lockbox function, which is a specific, limited activity.

xi The vendor performs only the lockbox function for criterion 1122(d)(4)(iv).

xii The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.

xiii The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(x).

xiv The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.

xv The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xi).

xvi The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.

xvii The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xii).

xviii The servicer performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.

xix The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).